Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Apere Enterprise Storage Solutions India Pvt. Ltd.	India
2	App-DNA Group Limited	United Kingdom
3	App-DNA Limited	United Kingdom
4	App-DNA S.A.R.L.	France
5	App-DNA, Inc.	Nevada
6	Byte Squared Limited	United Kingdom
7	Bytemobile (Beijing) Co. Ltd.	China
8	Bytemobile Europe Limited	United Kingdom
9	Bytemobile European Development Center MEPE	Greece
10	Bytemobile Hong Kong Ltd.	Hong Kong
11	Bytemobile International Corp.	Delaware
12	Bytemobile Solutions Pvt Ltd	India
13	Bytemobile, Inc.	Delaware
14	Citrix Application Networking LLC	Delaware
15	Citrix Communications LLC	Delaware
16	Citrix Communications Virginia LLC	Virginia
17	Citrix Finance Cayman LP	Cayman Islands
18	Citrix Holanda B.V.	Netherlands
19	Citrix Offshore Investments, Ltd.	Cayman Islands
20	Citrix Online Audio, LLC	Delaware
21	Citrix Online AUS Pty Ltd.	Australia
22	Citrix Online Conference Services Group LLC	Delaware
23	Citrix Online Germany GmbH	Germany
24	Citrix Online Ireland Limited	Ireland
25	Citrix Online LLC	Delaware
26	Citrix Online Service Provider Group, Inc.	Delaware
27	Citrix Online UK Ltd.	United Kingdom
28	Citrix Overseas Holdings, B.V.	Netherlands
29	Citrix R&D India Private Limited	India
30	Citrix Sistemas de Argentina, S.R.L.	Argentina
31	Citrix Sistemas de Chile Ltda.	Chile
32	Citrix Sistemas de Colombia SAS	Colombia
33	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
34	Citrix Sistemas do Brasil Ltda.	Brazil
35	Citrix Systems Asia Pacific Pty Ltd.	Australia
36	Citrix Systems Australasia R&D Pty, Ltd.	Australia
37	Citrix Systems Belgium S.A.R.L.	Belgium
38	Citrix Systems Bulgaria EEOD	Bulgaria
39	Citrix Systems Canada, Inc.	Canada
40	Citrix Systems Czech Republic SRO	Czech Republic

41	Citrix Systems Denmark ApS	Denmark
42	Citrix Systems Finland Oy	Finland
43	Citrix Systems France SARL	France
44	Citrix Systems GmbH	Austria
45	Citrix Systems GmbH	Germany
46	Citrix Systems Hong Kong Limited	Hong Kong
47	Citrix Systems India Private Limited	India
48	Citrix Systems Information Technology (Beijing) Ltd	China
49	Citrix Systems International GmbH	Switzerland
50	Citrix Systems Ireland Ltd	Ireland
51	Citrix Systems Italy S.r.L.	Italy
52	Citrix Systems Japan Kabushiki Kaisha	Japan
53	Citrix Systems Korea Limited	Korea
54	Citrix Systems Malaysia Snd Bhd	Malaysia
55	Citrix Systems Netherlands, B.V.	Netherlands
56	Citrix Systems New Zealand Ltd.	New Zealand
57	Citrix Systems Norway AS	Norway
58	Citrix Systems Overseas Holding GmbH	Switzerland
59	Citrix Systems Poland Sp. Zo.o	Poland
60	Citrix Systems Puerto Rico Corp.	Puerto Rico
61	Citrix Systems Singapore Pte Ltd.	Singapore
62	Citrix Systems Slovakia SRO	Slovakia
63	Citrix Systems South Africa (Pty) Ltd.	South Africa
64	Citrix Systems Spain, SL	Spain
65	Citrix Systems Sweden AB	Sweden
66	Citrix Systems Taiwan Ltd	Taiwan
67	Citrix Systems Turkey YVH Ltd S	Turkey
68	Citrix Systems UK Limited	United Kingdom
69	Framehawk, Inc.	Delaware
70	Octoblu, Inc.	Delaware
71	Peninsula Finance LLC	Delaware
72	Peninsula Investment Corp.	Delaware
73	Podio ApS	Denmark
74	Podio, Inc.	Delaware
75	RightSignature LLC	California
76	Ringcube Software Tech Pvt Ltd.	India
77	Sancerre Acquisition Corporation	Delaware
78	ScaleXtreme Inc.	Delaware
79	ShareFile LLC	Delaware
80	Solid Instance, Inc.	Delaware
81	Todd Hsu Consultants, Inc.	Canada